Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EMPHASYS MEDICAL, INC.

The undersigned, John G. McCutcheon, hereby certifies that:

1.        He is the duly elected and acting President and Chief Executive Officer of Emphasys Medical, Inc., a Delaware corporation.

2.        The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on July 25, 2000.

3.         The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

“ARTICLE I

The name of this corporation is Emphasys Medical, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, Delaware, 19808 County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 110,000,000 shares, each with a par value of $0.001 per share. 100,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware (a “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and fix the designation, powers, preferences and rights of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holders is required pursuant to the terms of any Certificate of Designation.

ARTICLE V

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation (the “Amended Certificate”), the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

The Board of Directors of the Corporation shall divide the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, into three classes, as nearly equal in number as reasonably possible, designated Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders or any special meeting in lieu thereof after adoption of this Article VI, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders (or special meeting in lieu thereof) after their election. At the second annual meeting of stockholders or any special meeting in lieu thereof, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders (or special meeting in lieu thereof) after their election. At the third annual meeting of stockholders or any special meeting in lieu thereof, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders (or special meeting in lieu thereof) after their election. At each succeeding annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders (or special meeting in lieu thereof) after their election.

Any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, other than a vacancy with respect to a director who must be elected by the holders of any class or series of stock (either in general or under specified circumstances), shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Subject to the rights of any class or series of stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended Certificate (including any Certificate of Designation relating to any series of Preferred Stock) that related solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended Certificate (including any Certificate of Designation relating to any Preferred Stock).

The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VIII

If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action required or permitted to be taken by the stockholders of the Corporation and in which the holders of such class are entitled to vote must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders.

ARTICLE IX

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock), voting as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

The Corporation reserves the right to amend or repeal any provision contained in this Amended Certificate, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that notwithstanding and in addition to any other provision of this Amended Certificate or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting as a single class, shall be required to adopt, amend or repeal any provision if the effect of such adoption, amendment or repeal would be inconsistent with Article VI, as now set forth in this Amended Certificate, or to amend or repeal this Article IX.

ARTICLE X

Advance notice of a stockholder nomination for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws, or else such nomination cannot be made or such business cannot be brought before the meeting.

ARTICLE XI

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute or by this Amended Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

ARTICLE XII

To the fullest extent permitted by the DGCL, as the DGCL may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director first occurring before such repeal or modification.

ARTICLE XIII

To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors and officers (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such directors and officers or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director, officer or other person existing at the time of such repeal or modification.”

* * *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed at                                 , on the              day of                     , 2007.

John G. McCutcheon, President and Chief
Executive Officer